Exhibit 99.1

Alector Reports Recent Business Highlights and Third Quarter 2019 Financial Results

-	Initiated AL001 Phase 2 clinical study and dosed multiple frontotemporal dementia patients with a progranulin mutation (FTD-GRN) or a C9orf72 mutation (FTD-C9orf72)
-	Initiated AL003 Phase 1b clinical study in genetically stratified Alzheimer’s disease patients that carry at least one SIGLEC 3 risk allele

-	Presenting data from AL002 program in an oral presentation at the Clinical Trials on Alzheimer’s Disease (CTAD) conference

SOUTH SAN FRANCISCO, Calif. – November 12, 2019 – Alector, Inc. (Nasdaq: ALEC), a clinical stage biotechnology company pioneering immuno-neurology, today announced Company highlights and financial results for the third quarter of 2019.

“We continue to integrate insight from human genetics, immunology, and neuroscience to advance our portfolio of novel therapeutics. AL001 has advanced to a Phase 2 trial in two genetically defined patient populations suffering from frontotemporal dementia. In addition, AL002 and AL003 are currently being evaluated in Phase 1b clinical trials in Alzheimer’s disease patients,” said Arnon Rosenthal, Ph.D., Alector’s chief executive officer. “We are looking forward to our first presentation of data from the AL002 program taking place at the CTAD annual meeting and an update on our clinical and development pipelines at our R&D Day in December.”

Recent Business Highlights

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Initiated the AL001 Phase 2 clinical study and dosed multiple frontotemporal dementia patients – In September 2019, Alector dosed the first frontotemporal dementia patient with a progranulin mutation (FTD-GRN) in its Phase 2 clinical study of AL001 followed by the enrollment of the first frontotemporal dementia patient with a C9orf72 mutation (FTD-C9orf72) in October 2019. This Phase 2 study will assess the longitudinal safety, tolerability, pharmacokinetics and pharmacodynamics of AL001, as well as its effects on biomarkers of neurodegeneration and on cognition. The study will continue to enroll FTD-GRN patients and a cohort of FTD-C9orf72 patients.

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Initiated screening of Alzheimer’s disease patients for the AL003 Phase 1b clinical study – In November 2019, Alector initiated screening of Alzheimer’s disease patients that carry one or two copies of the SIGLEC 3 risk allele (~80% of the AD population) for the Phase 1b clinical study of AL003. AL003 is one of two clinical program candidates Alector is developing for the treatment of Alzheimer’s disease. AL003 is a monoclonal antibody that that blocks the function of SIGLEC 3, an inhibitory receptor on microglia.

The Phase 1b study will assess the safety and tolerability of multiple doses and importantly, also measure target engagement and target-specific biomarker changes related to AL003.

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Alector to present data from AL002 program in an oral presentation at the Clinical Trials on Alzheimer’s Disease (CTAD) conference – On December 6, 2019, Alector will give an oral presentation on AL002 Phase 1 progress at the CTAD conference being held in San Diego. AL002 is being developed by Alector for the treatment of Alzheimer’s disease. AL002 is a monoclonal antibody that enhances the activity of TREM2.

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Alector to host its first annual R&D Day in New York City – On December 13, 2019, Alector will host an R&D Day presentation for analysts and investors. The R&D Day will include presentations by Alector management about the Company’s clinical and development pipeline and key opinion leaders focusing on the human genetics of neurodegeneration. A live webcast and replay of the event will be made available.

Third Quarter 2019 Financial Results

Revenue. Collaboration revenue for the third quarter of 2019 was $2.7 million compared to $6.5 million for the same period in 2018. Alector recognizes revenue from the upfront payments under the AbbVie Agreement over time as the services are provided. Revenues are recognized as the program costs are incurred by measuring actual costs incurred to date compared to the overall total expected costs to satisfy the performance obligation. Changes in estimates for revenue recognized over time are recognized on a cumulative basis.

R&D Expenses. Total research and development expenses for the third quarter of 2019 were $28.5 million compared to $20.4 million for the same period in 2018. The increase was driven by higher personnel-related expenses as headcount grew to support the advancement of the clinical and preclinical programs, increased expenditures related to the clinical trials, increased laboratory expenses for the development of our pipeline, and increased facilities and other unallocated research and development expenses to support the growth of the business.

G&A Expenses. Total general and administrative expenses for the third quarter of 2019 were $8.3 million compared to $2.9 million for the same period in 2018. This increase was primarily due to higher personnel-related expenses, increased facilities and general overhead expenses, and increased expenses related to information technology, accounting, legal, human resources, and other administrative functions to support the growth of the business.

Net Loss. For the third quarter of 2019, Alector reported a net loss of $31.7 million, compared to a net loss of $15.3 million for the same period in 2018.

Cash Position. Cash, cash equivalents, and marketable securities were $381.4 million as of September 30, 2019.

About Alector

Alector is a clinical stage biotechnology company pioneering immuno-neurology, a novel therapeutic approach for the treatment of neurodegenerative diseases. Immuno-neurology targets immune dysfunction as a root cause of multiple pathologies that are drivers of degenerative brain disorders. Alector is developing a broad portfolio of programs designed to functionally repair genetic mutations that cause dysfunction of the brain’s immune system and enable the rejuvenated immune cells to counteract emerging brain pathologies. The Company’s product candidates are supported by biomarkers and target genetically defined patient populations in frontotemporal dementia and Alzheimer’s disease. Alector is headquartered in South San Francisco, California. For additional information, please visit www.alector.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on our beliefs and assumptions and on information currently available to us on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include but are not limited to statements regarding the Company’s financial condition and results of operations, and plans for the Company’s product candidates, clinical studies and anticipated regulatory and development milestones. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Important factors that could cause our actual results to differ materially are detailed from time to time in the reports Alector files with the Securities and Exchange Commission, including in our quarterly report on Form 10-Q that is being filed with the Securities and Exchange Commission (“SEC”). Copies of reports filed with the SEC are posted on Alector’s website and are available from Alector without charge.

Selected Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	September 30,	December 31,
	2019	2018

Cash, cash equivalents, and marketable securities	$381,446	$290,408
Total assets	449,730	308,359
Total current liabilities (excluding deferred revenue)	29,191	13,043
Deferred revenue (including current portion)	159,402	174,620
Total liabilities	231,143	195,237
Convertible preferred stock (1)	—	210,520
Total stockholders’ equity	218,587	(97,398)

(1) Upon the closing of our IPO in February 2019, all of the outstanding shares of our convertible preferred stock converted into 45,374,836 shares of common stock.

Consolidated Statement of Operations Data

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,	Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue:
Collaboration revenue	$2,696	$6,503	$15,218	$18,363
Grant revenue	—	—	—	169
Total revenue	2,696	6,503	15,218	18,532
Operating expenses:
Research and development	28,519	20,392	74,766	48,934
General and administrative	8,326	2,926	22,514	7,869
Total operating expenses	36,845	23,318	97,280	56,803
Loss from operations	(34,149)	(16,815)	(82,062)	(38,271)
Other income, net	2,411	1,498	7,204	3,396
Net loss	$(31,738)	$(15,317)	$(74,858)	$(34,875)
Net loss per share, basic and diluted	$(0.47)	$(1.34)	$(1.25)	$(3.13)
Shares used in computing net loss per share, basic and diluted	67,572,452	11,441,285	59,663,773	11,154,391

Source: Alector, Inc.

Contacts

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Dan Budwick, 973-271-6085

dan@1abmedia.com

or

Investors:

Alector, Inc.

ir@alector.com